Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Amendment No. 2 to Form S-4 of US Elemental Inc. of our report dated May 14, 2026, relating to the financial statements of HiTech Minerals Inc. as of June 30, 2025 and 2024, and for the years then ended, which are included in such Registration Statement.

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Assure CPA, LLC

Spokane, Washington

August 12, 2026